Exhibit 99.2

Investor Contact

Stacy Roughan

Director, Investor Relations

DineEquity, Inc.

818-637-3632

Media Contact

Lucy Neugart

Sard Verbinnen & Co

415-618-8750

DineEquity, Inc. Provides Financial Outlook for Fiscal 2011

Significant Free Cash Flow to Enable Continued Debt Reduction

GLENDALE, Calif., March 3, 2011 — DineEquity, Inc. (NYSE: DIN), the parent company of Applebee’s Neighborhood Grill & Bar and IHOP Restaurants, today provided financial guidance for the current fiscal year and highlighted key operational and financial benchmarks that it believes will drive the performance of its businesses in 2011.

The Company’s fiscal 2011 financial performance guidance excludes any impact from future sales of Applebee’s company-operated restaurants.  DineEquity remains committed to its long-term strategic objective of transitioning Applebee’s into a more highly franchised restaurant system over time.  It continues to actively market substantially all company-operated restaurants, but the timing of future transactions are unpredictable.  The pace of additional refranchising activities will be driven by the Company’s ability to transact with quality franchise partners who have access to capital and a willingness to enter into transactions at valuations that meet expectations.  Should company-operated Applebee’s restaurants be sold this year, DineEquity plans to update its financial performance guidance accordingly.  This would be done in conjunction with the regular quarterly reporting schedule following any transaction announcement.

DineEquity provided fiscal 2011 guidance on the following key financial performance metrics:

•                  Consolidated cash from operations to range between $125 and $135 million.

•                  Approximately $13 million is expected to be generated from the structural run-off of the Company’s long-term receivables.

•                  Consolidated capital expenditures of approximately $26 million.

•                  Consolidated free cash flow (see “References to Non-GAAP Information” below) to range between $112 and $122 million. The Company currently expects its primary use of excess cash will be to fund further debt reduction.

•                  Applebee’s domestic system-wide same-store sales performance to range between 1% and 3%.

•                  IHOP’s domestic system-wide same-store sales performance to range between negative 2% and positive 1%.

•                  Restaurant operating margin at Applebee’s company-operated restaurants to range between 14.8% and 15.2%.

•                  Consolidated General & Administrative expense to range between $157 and $160 million, including non-cash stock-based compensation expense and depreciation of approximately $18 million.

•                  Consolidated interest expense to range between $140 and $145 million, of which approximately $7 million is non-cash interest expense.

•                  Applebee’s franchisees to develop between 24 and 28 new restaurants, approximately half of which are expected to be opened internationally.

•                  IHOP franchisees and its Florida area licensee to develop between 55 and 65 new restaurants, the majority of which are expected to be opened in the U.S.

•                  Federal income tax rate to be approximately 36%.

•                  Weighted average diluted shares outstanding to be approximately 18 million shares.

In addition to the 2011 financial performance guidance provided in this news release, DineEquity has provided supplemental guidance information regarding the continued sale of Applebee’s company-operated restaurants and the expected financial impact that it should have on the Company’s long-term financial performance.  This information can be accessed by visiting the Calls & Presentations section of DineEquity’s Investor Relations website at http://investors.dineequity.com and referring to the supporting materials for the Company’s fourth quarter and fiscal 2010 investor call webcast.

Investor Conference Call Today

DineEquity will host an investor conference call to discuss its 2011 financial performance guidance and fourth quarter and fiscal 2010 financial results on Thursday, March 3, 2011 at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time).  To participate on the call, please dial (888) 679-8037and reference pass code 88090090.  A live webcast of the call will be available on DineEquity’s Web site at www.dineequity.com, and may be accessed by visiting Calls & Presentations under the site’s Investor Information section. Participants should allow approximately ten minutes prior to the call’s start time to visit the site and download any streaming media software needed to listen to the webcast.  A telephonic replay of the call may be accessed through March 10, 2011 by dialing 888-286-8010 and referencing pass code 48867470.  An online archive of the webcast also will be available on the Investor Information section of DineEquity’s Web site.

About DineEquity, Inc.

Based in Glendale, California, DineEquity, Inc., through its subsidiaries, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar and IHOP brands.  With nearly 3,500 restaurants combined, DineEquity is the largest full-service restaurant company in the world.  For more information on DineEquity, visit the Company’s Web site located at www.dineequity.com.

Forward-Looking Statements

Statements contained in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those expressed or implied in such statements. These factors include, but are not limited to: the effect of general economic conditions; the Company’s substantial indebtedness; risk of future impairment charges; the Company’s results in any given period differing from guidance provided to the public; the highly competitive nature of the restaurant business, the Company’s business strategy failing to achieve anticipated results; risks associated with the restaurant industry; shortages or interruptions in the supply or delivery of food; changing health or dietary preferences; harm to our brands’ reputation; litigation; environmental liability; liability relating to employees; failure to comply with applicable laws and regulations; failure to effectively implement restaurant development plans; concentration of Applebee’s franchised restaurants in a limited number of franchisees; credit risk from IHOP franchisees operating under our previous business model; termination or non-renewal of franchise agreements; franchisees breaching their franchise agreements; inability of franchisees to fund capital expenditures; and other factors discussed from time to time in the Company’s Form 10-Q, Form 10-K and in the Company’s other filings with the Securities and Exchange Commission.  The forward-looking statements contained in this release are made as of the date hereof and the Company assumes no obligation to update or supplement any forward-looking statements.

Non-GAAP Financial Measures

This news release includes references to the Company’s non-GAAP financial measures “free cash flow.”  “Free cash flow” for a given period is defined as cash provided by operating activities, plus receipts from notes, equipment and other long-term receivables (“long-term receivables”), less capital expenditures.  Management utilizes free cash flow to determine the amount of cash remaining for general corporate and strategic purposes after the receipts from long-term notes receivable, and the funding of operating activities and capital expenditures.  Management believes this information is helpful to investors to determine the Company’s adherence to debt covenants and the Company’s cash available for these purposes.  Free cash flow is a supplemental non-GAAP financial measure and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

2011 Performance Guidance
(In Millions)
Cash flows from operating activities	$ 125-135
Long-term receivables	13
Capital expenditures	(26)
$ 112-122